EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Vanessa Lehr/Annie Leschin

Investor Relations

StreetSmart Investor Relations

(415) 775-1788

QUALSTAR ANNOUNCES THE RESULTS OF 2013 ANNUAL MEETING OF SHAREHOLDERS

SIMI VALLEY, Calif., July 1, 2013 — Qualstar Corporation (NasdaqGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced the results for its 2013 Annual Meeting of Shareholders held Friday, June 28, 2013. Based on information provided by the independent inspector of election, IVS Associates, Inc., shareholders have voted to elect Steven N. Bronson, Alan B. Howe, Sean M. Leder, Dale E. Wallis and David J. Wolenski as members of the Qualstar Board. Bronson, Howe, Leder, Wallis and Wolenski were nominated by BKF Capital Group, Inc. which, as the holder of 18.3% of Qualstar’s common stock, is the company’s second largest shareholder.

“As we move past a contested election for representation on the Qualstar Board of Directors, we welcome Steven Bronson, Alan Howe, Sean Leder, Dale Wallis and David Wolenski to the Qualstar Board. I look forward to working collaboratively to ensure a smooth board transition,” said Lawrence D. Firestone, Qualstar’s President and Chief Executive Officer. “We can now focus our full attention to our ongoing efforts to transform Qualstar and position it for long-term growth, sustainable profitability, market leadership and enhanced value for our shareholders. I would like to thank all of our departing directors for their service, dedication and commitment to Qualstar. I am particularly grateful to Allen Alley for his exemplary leadership as our independent Chairman of the Board.”

Qualstar also announced that information provided by the independent inspector of election indicates that shareholders appear to have voted to (i) not ratify the adoption by the Qualstar Board of the Rights Agreement, dated February 5, 2013, by and between Qualstar and Corporate Stock Transfer, Inc., as Rights Agent, (ii) approve the amendment and restatement of the Qualstar Corporation 2008 Stock Incentive Plan, and (iii) approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2013.

These results are based on the receipt of the official confirmation by the independent inspector of elections which was received earlier today.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased global competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).